Exhibit 10.12

COMMERCIAL LEASE

Date of Lease		Term of Lease	Base Rent:

December 23rd, 2004		See Paragraph 1 below	$282,000 per lease year, payable in equal monthly installments of $23,500

Purpose	Building	Premises:	Security Deposit:

See Paragraph 4	Approximately 28,800 square feet	9901-9923 Franklin Avenue Franklin Park, Illinois 60131	$23,500

Lessee		Lessor

Name:	RUBICON TECHOLOGY, INC.	Name:	BARTMANNS, PERALES & DOLTER, LLC
Address:	9931 Franklin Avenue	Address:	1502 W. Fir
City, State, Zip:	Franklin Park, Illinois 60131	City, State, Zip	Perry, Oklahoma 73077
Telephone:	(847) 457-3610	Telephone:	(580) 336-0035

In consideration of the mutual covenants and agreements herein stated, Lessee hereby leases to Lessee and Lessee hereby leases from Lessor solely for the above purpose.

TERM	1. The Term of this Lease shall commence on the Commencement Date (as defined below) and end on the date immediately preceding the tenth (10th ) anniversary date of the Commencement Date. As used in this Lease, “Commencement Date” shall mean the date which is thirty (30) days after the last to occur of (i) Lessor obtaining record title to the Premises, (ii) Lessee receiving a copy of the existing Phase I Environmental Report on the Property prepared by Noble & Associates, Inc., dated January 22, 2002, and the No Further Remediation Letter issued by the Illinois Environmental Protection Agency dated March 28, 2003, (iii) Lessee obtaining a certificate of occupancy for that portion of the Premises known as 9901 Franklin Avenue from appropriate governmental authorities, and (iv) Masterform Tools, Inc. vacates that portion of the Premises known as 9901 Franklin Avenue and the same are put in a “broom clean” condition ready for occupancy; provided, however, that notwithstanding the foregoing, so long as conditions (i) and (iv) have occurred, the Commencement Date shall be no later than June 1, 2005. Lessor shall use its best efforts to cause the occurrence of (i) above not later than April 30, 2005.

RENT	2. Lessee shall pay Lessor or Lessor’s agent as base rent for the Premises for each year of the term of this Lease the sum stated above, monthly on the first day of each month at Lessor’s address stated above or such other address as Lessor may designate in writing.

ADDITIONAL RENT	3. In addition to the base rent set forth in this Lease, Lessee shall also pay to Lessor as additional rent the sum of $250,000.00, payable in equal monthly installments of $2,083.33 throughout the term of this Lease on the first day of each month along with the base rent due hereunder; subject, however, to the provisions of Paragraph 10 of this Lease.

LEASED PREMISES; USE	4. The Premises shall include the rentable area of each of the buildings located 9901-9923 Franklin Avenue, Franklin Park, Illinois, 60131. The Premises shall be used only for manufacturing and general support office purposes, in compliance with all federal, state, and local laws, and for no other purpose.

SECURITY DEPOSIT	5. Lessee shall maintain a Security Deposit at all times during the term hereof with Lessor equal to one (1) month base rent (the “Security Deposit”). Lessee shall deposit the Security Deposit with Lessor within three (3) business days after the Commencement Date. The Security Deposit shall be held by Lessor as security for the faithful performance by Lessee of all the terms, covenants, and conditions of this Lease to be kept and performed by Lessee during the term hereof. If Lessee defaults with respect to any provisions of this Lease, including the provisions relating to the payment of rent, after the serving of any required notice and expiration of any applicable cure period, Lessor may, but shall not be required to use, apply or retain all or any part of this Security Deposit for the payment of any rent or any other sum in default, or to compensate Lessor for any other loss or damage which Lessor may suffer by reason of Lessee’s default. If any portion of such deposit is so used or applied, Lessee shall, within five days after written demand therefore, deposit cash with Lessor in an amount sufficient to restore the Security Deposit to its proper amount and Lessee’s failure to do so shall be a default under this Lease. Lessor shall not be required to keep this Security Deposit separate from its general funds, and Lessee shall not be entitled to interest on such deposit. If Lessee shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Lessee (or, at Lessor’s option, to the last assignee of Lessee’s interest hereunder) within 30 days following expiration of the Lease term. In the event of termination of Lessor’s interest in this Lease, Lessor shall transfer the deposit to Lessor’s successor in interest. The Security Deposit shall not be treated as an advance payment of rent.

ADDITIONAL CHARGES

6. In addition to the Rent provided in this Lease, Lessee shall pay when due to appropriate third parties 100% of the following items (the “Additional Charges”) and shall produce at Lessor’s request proof of payment of the Additional Charges:

a. All real estate taxes and assessments including all water and sewer rents and other governmental impositions and charges of every kind and nature whatsoever, extraordinary, ordinary, foreseen and unforeseen, on the Premises, including land, building and improvements thereon. Notwithstanding anything to the contrary, at Lessor’s request, Lessee shall pay to Lessor each month a prorated amount of Real Estate Taxes, based upon the reasonable estimate of Lessor or its lender, which amount shall be applied toward the payment of Real Estate Taxes when due. Lessee may contest the amount of the Real Estate Taxes and/or the assessed value of the Premises in compliance with applicable laws so long as Lessee pays the Real Estate Taxes when due or posts adequate security for their payment so as to avoid any tax sale of the Premises.

b. All insurance premiums on the Premises, including all insurance premiums for fire, extended coverage, liability, and vandalism and malicious mischief endorsements and any other insurance and endorsements that Lessor reasonably deems necessary on the Premises and that is available to Lessee on a commercially reasonable basis. Notwithstanding anything to the contrary, at Lessor’s request, Lessee shall pay to Lessor each month a prorated amount of insurance premiums, based upon the reasonable estimate of Lessor or its lender, which amount shall be applied toward the payment of insurance premiums when due.

c. All costs to maintain, repair, supervise and administer common areas, parking lots, sidewalks, driveways, and other areas of the Premises including police and fire protection, all utility costs, landscaping, gardening, sound and music systems, if any, and personnel used in such operation as necessary to maintain the Premises in the same condition as when the Lease commenced, ordinary wear and tear excepted. The foregoing shall not require Lessee to pay any management, administrative or other charges to Lessor or any agent of Lessor.

d. Any parking charges, utilities, surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof promulgated by any governmental authority in connection with the use or occupancy of the Building or the parking facilities servicing the Premises.

If Lessee fails to make any such payment within 15 days when due, Lessor shall have the right, but not the obligation to pay same and any such payment shall be included within Additional Rent hereunder.

FINAL CHARGES	7. Even though the term has expired and Lessee has vacated the Premises, when the final determination is made of Lessee’s share of said Additional Charges of the year in which the Lease terminates, Lessee shall immediately pay same.

UTILITIES	8. Lessee shall pay in addition to the rent above specified, all gas, heat, light, power, sewer charges, telephone service and all other services and utilities supplied to the Premises, together with any taxes thereon, and in case such water rents and bills for gas, electric light and power shall not be paid when due, Lessor shall have the right to pay the same, which amount so paid, together with any sums paid by Lessor to keep the Premises in a clean and health condition, as above specified, are declared to be so much additional rent and payable with the installment of rent next due thereunder. If any such services are not separately metered to Lessee, Lessee shall pay the aforementioned prorated share of all charges metered with other premises.

LATE CHARGES	9. Lessee hereby acknowledges that the late payment by Lessee to Lessor of rent or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease the exact amount of which will be extremely difficult to ascertain. Such costs include processing and accounting charges, and late charges which may be imposed upon Lessor by terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Base Rent, Additional Rent, Additional Charges or any other sum due from Lessee shall not be received by Lessor or Lessor’s designee within five days of its due date or, if no due date is specified in this Lease, within five (5) days of demand from Lessor, Lessee shall pay to Lessor a late charge equal to five percent of such overdue amount plus any attorney’s fees incurred by Lessor by reason of Lessee’s failure too pay Rent and/or other charges when due hereunder and, if such payments remain unpaid for a period of thirty (30) days after written demand from Lessor, interest at the rate of 10% per annum. The parties hereby agree that such late charges represent a fair and reasonable amount of the cost that Lessor will incur by reason of the late payment by Lessee. Lessee hereby specifically waives all notice, demand and presentment for monthly Base Rent and Additional Rent (as defined in Section 3 above), except as expressly provided for herein. Acceptance of such late charges by the Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amount, not prevent Lessor from exercising any of the other rights and remedies granted hereunder.

OPTION TO PURCHASE	10. Lessee shall have the option to purchase all, but not less than all, of the Premises at any time during the Lease Term after the first day of the 61th month of the Lease Term and prior to the end of the Lease Tern, provided Lessee is not then in default under this Lease, which option is exercisable by written notice to Lessor not later than 120 days prior to such date. The Purchase Price under this option shall be the greater of (i) $1,200,000, or (ii) the fair market value of the Premises (as of the date of Lessee’s exercise of the option) as determined by an appraiser mutually agreeable to Lessor and Lessee, plus or minus standard prorations, payable in cash at closing. The parties agree to execute mutually acceptable documents, including a separate real estate purchase contract as may be reasonably necessary to consummate this transaction, which contract shall include terms and conditions consistent with this Lease and with customs prevailing in Chicago, Illinois for transactions of this type. Title shall be conveyed by recordable warranty deed and shall be free and clear of all liens and encumbrances except those arising from or imposed by applicable laws and ordinances, easements of record existing at the date of this Lease and taxes not yet due and payable. In the event Lessee exercises its option to purchase, Lessee further agrees to pay to Lessor in a lump sum, at closing of the purchase under the option, the total of all remaining monthly installments provided for in Paragraph 3 above for the unexpired portion of the 10 year Lease term.

LESSEE NOT TO MISUSE SUBLET; ASSIGNMENT	11. Lessee shall not keep or store on the Premises any flammable or explosive liquids or materials save such as may be necessary for use in the business of the Lessee, and in such case, any such substances shall be delivered and stored in amount, and used, in accordance with the rules of the applicable Board of Underwriters and statutes and ordinances now or hereafter in force. Lessee shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate of & affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering the Building or any part thereof or any of its contents without the consent of Lessor and the amount of such increase, if any, shall be paid by Lessee to Lessor upon demand. Lessee will not load floors with machinery or goods beyond the floor load rating prescribed by applicable municipal ordinances and will not allow the Premises to be occupied in whole, or in part, by any other person, and will not sublet the same or any part thereof nor assign this Lease without in each case the prior written consent of the Lessor, which consent will not be unreasonably withheld or delayed by Lessor, and Lessee will not permit any transfer by operation of law the interest in the Premises acquired through this Lease. Lessee shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or inure or annoy them or use or allow the Premises to be used for any improper, immoral, or unlawful purposes, nor shall Lessee cause, maintain or permit any nuisance in, on or about the Premises. Lessee shall comply with all governmental regulations, laws and ordinances relating to Lessor’s occupancy, use, repair and maintenance of the Premises and all equipment and contents contained therein. Lessee shall not commit or allow to be committed any waste in or upon the Premises. Lessee will not permit the same to remain vacant or unoccupied for more than ten consecutive days, and will not allow any sign (except for signage identifying Lessee’s business), cards or placards to be posted, or placed thereon.

MECHANIC’S LIEN	12. Lessee will not permit any mechanic’s lien or liens to be placed upon the Premises or the Building during the term hereof and in case of the filing of such lien, Lessee will promptly pay same, or, if Lessee desires to contest such lien, Lessee will deposit reasonably adequate security with Lessor. If default in payment thereof shall continue for 30 days after written notice thereof from Lessor to the Lessee, Lessee shall have the right and privilege at Lessor’s option of paying the same or any portion thereof without inquiry as to the validity thereof and any amounts so paid, including attorney’s fees, expenses and interest, shall be so much additional rent hereunder due from Lessee to Lessor and shall be immediately due and payable by Lessee to Lessor.

ALTERATIONS AND ADDITIONS	13. Lessee shall not paint any brick or concrete walls, columns or ceilings, and Lessee shall not make or allow to be made any alterations, additions or improvements to or of the Premises or any part thereof without the prior written consent of Lessor which shall not be unreasonably withheld and any alterations, additions or improvements to or of the Premises shall at once become a part of the realty and belong to the Lessor and shall be surrendered with the Premises. If Lessor consents to the making of any alterations, additions or improvements to the Premises by Lessee, the same shall be made by Lessee at Lessee’s sole cost and expense. Upon termination of this Lease, Lessor, at its sole option, and at Lessee’s sole cost and expense, may remove or require Lessee to remove certain alterations, additions, or improvements made by Lessee and repair any damage to the Premises caused by such removal, whether or not such were made with Lessor’s approval. Notwithstanding any term or provision in this Lease to the contrary, any special air-conditioning, water cooling, electricity-generating or other special equipment installed in or about the Premises by Lessee, however attached, shall be considered a trade fixture and the personal property of Lessee and may be removed by Lessee upon any termination of the Lease; provided that Lessee shall repair any damage caused by such removal.

REPAIRS	14. By entry hereunder, Lessee shall be deemed to have accepted the Premises as being in good, sanitary order, condition and repair and acknowledges that no representations or warranties as to the conditions and repair thereof have been made by Lessor, or his agent other than those specifically set forth herein, if any, Lessee shall, at Lessor’s sole cost and expense, keep the Premises and every part thereof in good condition and repair, as well as in a good tenantable and wholesome condition. Lessee will, as far as commercially reasonably possible, keep said improvements from deterioration due to ordinary wear and from falling temporarily out of repair. If Lessee does not make repairs as required hereunder promptly and adequately, after at least five (5) days notice form Lessor, Lessor may, but need not make such repairs and pay the costs therefore and such costs shall be so much additional rent immediately due from and payable by Lessee to Lessor. Lessee shall, upon the expiration or sooner termination of the Lease, deliver the Premises to the Lessor in a broom clean condition, ordinary wear and tear excepted. Any damage to adjacent premises caused by Lessee’s use of the Premises shall be repaired at the sole cost and expense of Lessee. Lessor shall not be liable for any failure to make any repairs or to perform any maintenance. Lessee, at its sole option, shall carry such business interruption insurance as it deems advisable. There shall be no abatement of rent and no liability of Lessor by reason of any injury to or interference with Lessee’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Lessee waives the right to make repairs at Lessor’s expense under any law, statute or ordinance now or hereafter in effect.

HOLD HARMLESS

15.

a. Lessee hereby indemnifies and holds forever harmless Lessor (for the purpose of this section only, the term “Lessor” shall include, if Lessor is an Illinois land trust, the Trustee, its agents, its beneficiary or beneficiaries and their agents, its beneficiary or beneficiaries and their respective directors, officers and employees, and any real estate broker involved in this transaction) from and against all liabilities, obligations, claims, damages, penalties, causes of action, cost and expenses, including reasonable attorneys’ fees and expenses imposed upon or incurred by or asserted against Lessor by reason of (i) any accident, injury to or death or persons or loss of or damage to property occurring on or about the leased premises or resulting from any act or omission of Lessee or anyone claiming by, through or under Lessee; (ii) any failure on the part of Lessee to perform or comply with any of the terms of this Lease; or (iii) performance of any labor or services or the finishing of any materials or other property in respect of the leased premises or any part thereof against and from any and all claims, obligations, damages, penalties, causes of action, cost and expenses imposed upon or incurred by Landlord arising from (i) Lessees’ use of the Premises or from the conduct of its business or from any activity, work or other things done, permitted or suffered by the Lessee in or about the Premises; or (ii) any breach or default in the performance of any obligation on Lessee’s part to be performed under the terms of this Lease; or (iii) from any act or negligence of the Lessee, or any officer, agent, employee, guest, or invitee of Lessee; or (iv) from all costs, attorney’s fees, and liabilities incurred in or about the defense of any such claim or any action or proceeding brought thereon and in case any action or proceeding be brought against Lessor by reason of such claim; or (v) from performance of any labor or services or the finishing of any materials or other property in respect of the leases premises or any part thereof. Lessee, upon notice from Lessor, shall defend the same at Lessee’s expense. Lessee as a material part of the consideration to Lessor hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises, from any cause, except the negligence or willful acts of Lessor, and Lessee hereby waives all claims in respect thereof against Lessee. Lessor and its officers, partners, agents, affiliates and employees shall not be liable for any loss or damage to person or property resulting from fire, explosion, falling plaster, steam, gas, electricity, sprinkler, snow, ice, frost, excessive heat or cold, sewage, odors or noise, water or rain which may leak from any part of the Building or from the pipes, radiators, appliances or plumbing works therein or from the roof, street or subsurface or from any other place resulting from dampness or any other cause whatsoever, nor shall they be liable for interference with the light, air or for any latent defect in the Premises. Lessee shall give prompt notice to Lessor in case of casualty or accidents in the Premises. Lessor shall not be liable to supply heat, electric, water, or elevator service occasioned by the breaking down of machinery or equipment by strikes, accidents, unavoidable delays, or causes beyond the control of Lessor. In all events Lessor’s liability shall be limited to its equity in the Building and any available insurance proceeds.

b. Lessee will protect, indemnify and save harmless Lessor from and against all liabilities, obligations, claims, damages, penalties, causes of actions, costs and expenses, including reasonable attorneys’ fees and expenses, of whatever kind of nature, contingent or otherwise, know or unknown, incurred or imposed, based upon any statute, regulation or common law of Federal, state, or local government, pertaining to health, safety or environment protection and relating to, or resulting from, any environmental condition which is caused or contributed to by the use of occupancy of the leased premises by Lessee or any party claiming by, through or under Lessee. Lessor may conduct tests in and about the leased premises for the purpose of determining the presence of any environmental condition. If such tests indicate the presence of an environmental condition of caused or contributed to, Lessee shall, in addition to its other obligations hereunder, reimburse Lessor for the cost of conducting such test. The phrase “environmental condition” shall mean any adverse condition relating to surface water, ground water, drinking water supply, land, surface or pollutants, noise, vibration, light and odors. In the event of any such environmental condition, Lessee shall promptly and at its sole cost and expense, take any and all steps necessary to rectify the same, or shall, at Lessor’s election, reimburse Lessor for the cost to Lessor of performing rectifying work. The reimbursement shall be paid to Lessor in advance of Lessor performing such work. Based upon Lessor’s reasonable estimate of the cost thereof and upon completion of such work by Lessor, Lessee shall pay to Lessor any shortfall promptly after Lessor bills Lessee therefore, or Lessor shall promptly refund to Lessee any excess deposit as the case may be. Lessor will protect, indemnify, defend and save harmless Lessee from and against all liabilities, obligations, claims, damages, penalties, causes of actions, costs and expenses, including reasonable attorneys’ fees and expenses, of whatever kind of nature, contingent or otherwise, known or unknown, incurred or imposed, based upon any statute, regulation or common law of Federal, state, or local government, pertaining to health, safety or environment protection and relating to, or resulting from, any environmental condition which exists on, in or under the Premises as of the date of this Lease.

c. In case any action, suit or proceeding is brought against Lessor by reason of any occurrence described in this Section and for which Lessee is obligated to indemnify Lessor, Lessee will, at Lessee’s sole cost and expense, by counsel reasonably approved by Lessor, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended. The obligation of Lessee under this section shall survive the expiration of earlier termination of this Lease.

SECURITY INTEREST	16. Intentionally Omitted.

LIABILITY INSURANCE	17. Lessee, at Lessee’s expense, shall obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance satisfactory to Lessor insuring Lessor and Lessee against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of not less than $2,000,000.00 for injury or death of one person in any one accident or occurrence and in the amount of not less than $5,000,000.00 for injury or death of more than one person in any one accident or occurrence. Such insurance shall further insure Lessor and Lessee against liability for property damage of at least $100,000.00. The limit of any such insurance shall not, however, limit the liability of the Lessee hereunder. Lessee may provide this insurance under a blanket policy, provided that said insurance shall have a Lessor’s protective liability endorsement attached thereto. If Lessee shall fail to procure and maintain said insurance, Lessor may, but shall not be required to, procure and maintain same, but at the expense of Lessee. Lessee shall deliver to Lessor, prior to right of entry, copies of policies of liability insurance required herein or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Lessor. No policy shall be cancelable or subject to reduction of coverage without 30 days’ prior written notice to Lessor. All such policies shall be written as primary policies and not in contribution with and not in excess of coverage which Lessor may carry, and shall provide for payment of loss to Lessor notwithstanding any act or negligence of Lessee which might otherwise result in forfeiture of said insurance.

ENTRY BY LESSOR	18. Lessor reserves, and shall at any and all reasonable times with reasonable advance written notice have, the right to enter the Premises to inspect the same, to exhibit the Premises to prospective purchasers or tenants, to post notices of non-responsibility, to repair the Premises and any portion of the Building of which the Premises are a part that Lessor may deem necessary or desirable, without abatement of rent or any Additional Charges, and may for that purpose erect scaffolding and other necessary structures where reasonably required by character of the work to be performed. Provided that Lessor employs reasonable measures to minimize the disturbance to Lessee’s business, Lessee hereby waives any claim for damages or for any injury or inconvenience to or interference with Lessee’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Lessor shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Lessee’s files, and Lessor shall have the right to use any and all means which Lessor may deem proper to open said doors, in an emergency, in order to obtain entry to the Premises without liability to Lessee, except for any failure to exercise due care for Lessee’s property and any entry to the Premises obtained by Lessor by any said means, or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of the Premises, or any eviction of Lessee from the Premises or any portion thereof.

ABANDONMENT AND RELETTING	19. If Lessee shall abandon or vacate the Premises, or if Lessee’s right to occupy the Premises be terminated by Lessor by reason of Lessee’s breach of any of the covenants herein, the same may be relet by Lessor for such rent and upon such terms as Lessor may deem fit, subject to Illinois statute;; and if a sufficient sum shall not thus be realized monthly, after paying the expenses of such reletting and collecting to satisfy the rent and Additional Charges hereby reserved, Lessee agrees to satisfy and pay all deficiency monthly during the remaining period of this Lease.

HOLDING OVER	20. Lessee will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Lessor, and failing to do so, will pay as liquidated damages, for the whole time such possession is withheld, one and a half times the monthly rent prorated on a per day basis. The provisions of this clause shall not be held as a waiver by Lessor of any right of re-entry as hereinafter set forth, nor shall the receipt of said liquidated damages or any part thereof, or any other act in apparent affirmance of tenancy, operate as a waiver of the right to forfeit this Lease and the term hereby granted for the period still unexpired, for a breach of any of the covenants herein.

LESSEE’S DEFAULT

21. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Lessee.

a. The vacating or abandonment of the Premises by Lessee.

b. The failure by Lessee to make any payment of Rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of ten days after written notice thereof by Lessor to Lessee.

c. The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than Rent and those provisions described in paragraph 3 above, where such failure shall continue for a period of thirty days after written notice hereof by Lessor to Lessee; provided, however, that if the nature of Lessee’s default is such that more than thirty days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commences such cure within such fourteen day period and thereafter diligently prosecutes such cure to completion.

d. The making by Lessee of any general assignment or general assignment for the benefit of creditors or the filing by or against Lessee of a petition to having Lessee adjudged a bankrupt, or a petition of reorganization or arrangement under any law relating to bankruptcy unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days; or the appointment of a trustee or a receiver to take possession of substantially all of Lessee’s assets located at the premises or of Lessee’s interest in the Lease where possession is not restored to Lessee within 60 days; or the attachment, execution or other judicial seizures of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days.

REMEDIES IN DEFAULT	22. Lessor may at any time subsequent to a default or breach of this Lease terminate Lessee’s right to possession of the Premises without terminating the Lease, and Lessee shall immediately surrender possession of the Premises to Lessor. Upon and after entry into possession without termination of this Lease, Lessor shall use reasonable efforts to relet the Premises or any part thereof for the account of Lease to any person, firm or corporation other than Lessee, for such rent, and upon such terms as Lessor in Lessor’s sole discretion shall determine. Lessor shall not be required to accept any tenant offered by Lessee or to observe any instructions given by Lessee about such reletting. Such termination or possession shall not relieve Lessee of its obligation to pay all rent and Additional Charges due under this Lease until the earlier of the expiration of the Lease term or the date upon which a substitute Lessee commences paying rent in an amount equal to or greater than Lessee’s rent. In such event, Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee’s default including, the cost of recovering possession of the Premises; expenses of reletting including necessary renovation and alteration of the Premises; expenses of removing any alterations, additions or improvements made by Lessee to the Premises and repairing any damage to the Premises caused by such removal, whether or not such alterations, additions or improvements where approved by Lessor; reasonable attorney’s fees; the worth at the time of judgment by which the unpaid rent and other charges and Additional Charges called for herein for the balance of the full term of the Lease exceeds the amount of such loss for the same period that Lessee proves could be reasonably avoided; and that portion of any leasing commission paid by Lessor and applicable to the unexpired term of the Lease. Unpaid installments of rent or other sums shall bear interest from the date due at a rate equal to five percent over the prime rate of interest charged from time to time by Lessor’s principal financial institution. Upon the election of the Lessor it shall pursue any other remedy or hereafter available to Lessor under the laws or judicial decisions in the State in which the Premises are located.

NO SET OFF	23. Lessee’s covenant to pay rent is and shall be independent of each and every other covenant of this Lease. Lessee agrees that any claim by Lessee against Lessor shall not be deducted from rent nor set off against any claim for rent in any action.

PAYMENT OF COSTS	24. Lessee will pay and discharge all reasonable costs, attorney’s fees and expenses that shall be made and incurred by Lessor in enforcing the covenants and agreements of this Lease.

FIRE AND CASUALTY	25. In case the Premises shall be rendered untenantable during the term of this Lease by fire or other casualty, Lessor at its option may terminate this Lease or repair the Premises within 120 days thereafter. If Lessor elects to repair, this Lease shall remain in effect provided such repairs are completed within such time with rent abated to the extent the Premises are untenantable. If Lessor shall not have repaired the Premises within said time, then at the end of such time the term hereby created shall terminate. If this Lease is terminated by reason of fire or casualty as herein specified, rent shall be apportioned and paid to the day of such fire or casualty.

SUBORDINATION	26. This Lease is subordinate to all mortgages which may now or hereafter affect the Premises. The Lessee shall execute any Subordination Agreement requested by Lessor from time to time so long as it does not give the Mortgagee the right to cancel this Lease if Lessee is not in default hereunder.

WAIVER	27. The waiver by Lessor of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent or Additional Charges hereunder by Lessor shall not be deemed to be a waiver of any preceding default by Lessee of any term, covenant or condition of this Lease, other than the failure of the Lessee to pay the particular rental so accepted, regardless of Lessor’s knowledge of the acceptance of such Rent or Additional Charges. It is further agreed by the parties hereto, that after the service of notice, or the commencement of a suit or after final judgment for possession of the Premises, Lessor may receive and collect any rent due, and the payment of said rent shall not waive or affect said notice, said suit, or said judgment.

HEADINGS	28. The headings are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

TIME	29. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

SUCCESSORS AND ASSIGNS	30. The words “Lessor” and “Lessee” wherever herein occurring and used shall be construed to mean “Lessors” and “Lessees” in case more than one person constitutes either party to this Lease and the covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and permitted assigns of the parties hereto.

PRIOR AGREEMENTS	31. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

SEVERABILITY	32. Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provisions shall remain in full force and effect. This Lease and the obligations of the Lessee hereunder shall not be affected or impaired because the Lessor is unable to fulfill any of its obligations hereunder or is delayed in doing so. If such liability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of the Lessor.

CUMULATIVE REMEDIES	33. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

CHOICE OF LAW	34. This Lease shall be governed by the laws of the State of Illinois. Lessee and Lessor hereby jointly consent to the jurisdiction of the State of Illinois.

SALE OF PREMISES BY LESSOR	35. In the event of any sale of the Building or the Premises by Lessor and provided that the option set forth in Section 8 shall continue to apply to the contract purchaser, Lessor shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the purchaser, at such sale or any subsequent sale of the Building or the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Lessor under this Lease.

EMINENT DOMAIN	36. In the event that any portion of the Building is condemned, taken or appropriated by any public or quasi-public authority under governmental power of eminent domain, Lessor shall have the right to cancel this Lease or continue this Lease with the rent abated to the extent of the square footage taken. In the event of any taking or appropriation whatsoever, Lessor shall be entitled to any and all awards and/or settlements. Lessee shall have no claim against Lessor for the value of any unexpired term of this Lease, and Lessee hereby waives all right and claim against such proceeds.

NOTICES	37. All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing and shall be deemed given when personally delivered or, five days after mailing by certified mail, postage prepaid, addressed to either party as set forth in the heading of this Lease, or the addresses set forth below, or as designated from time to time in notice pursuant to this paragraph.

PARKING	38. If parking spaces are provided as set forth in the heading hereof, Lessee hereby assumes all risks relating to use of the parking lot and shall indemnify Lessor against any claims or damages caused to Lessee or its property on or about the parking lot.

ESTOPPEL LETTER	39. Lessee shall, within five business days of Lessor’s request, deliver to Lessor a letter from Lessee affirming the enforceability by Lessor of this Lease or identifying any defaults by Lessor hereunder which might affect such enforceability.

GUARANTY	40. Intentionally Omitted.

FINANCIAL STATEMENTS	41. Intentionally Omitted.

AUTHORITY; BINDING EFFECT	42. Lessee represents and warrants to Lessor that, (i) Lessee is a Delaware corporation, duly organized, validly existing and in good standing under the laws of such state, and is in good standing and validly authorized to do business in the state in which the Premises are located; (ii) Lessee has all requisite power, authority and legal right to enter into and perform this Lease, and (iii) the person executing this Lease has been duly authorized by all necessary corporate action to execute this Lease on half of Lessee, and once executed by such person, shall be a binding and enforceable agreement upon Lessee, its successors and assigns. The person executing this Lease represents and warrants to Lessor that he or she is the officer of Lessee they purport to be, and that they have been duly authorized to execute this Lease on behalf of Lessee.

SPECIAL CONDITIONS	43. Lessor and Lessee acknowledge that, at the time of execution of this Lease, (i) the current record title owner of the Premises is Franklin Park, LLC (“Franklin”), (ii) the Premises are currently leased to Masterform Tools, Inc. (“Masterform”) pursuant to a certain Commercial Lease dated November 18, 2002 with a term expiring on November 17, 2007 (the “Master Lease”), (iii) Masterform currently subleases that portion of the Premises known as 9919-9923 Franklin Avenue to Lessee pursuant to a certain Industrial Building Lease dated December 4, 2003 with a term expiring on March 18, 2005 (the “Sublease”), (iv) Masterform, under the terms of the Master Lease, holds an option to purchase the Premises from Franklin (the “Option”), and (v) Lessor does not yet own record title to the Premises or have any leasehold interest in the Premises. Lessor and Lessee further acknowledge that, after the execution of this Lease, Masterform will be assigning its right, title and interest in the Option to Lessor, and Lessor will be exercising such Option. Therefore, Lessor and Lessee hereby agree Lessee’s right, title or interest in and to the Premises pursuant to this Lease shall be contingent upon Lessor’s acquiring record title to the Premises pursuant to its exercise of the Option. As soon as practical after execution of this Lease and prior to Lessor’s exercise of the Option, Lessor agrees to cause Masterform to execute, and Lessee agrees to also execute, an amendment to the Sublease extending the term of such Sublease until the earlier to occur of (A) Lessor acquires record title to the Premises and the Commencement Date under this Lease is established, or (B) until 30 days after Lessor has provided written notice to Lessee that Lessor has determined (in its sole discretion) not to consummate the purchase of the Premises pursuant to the Option. In the event Lessor shall notify Lessee of its election not to purchase the Premises, neither party hereto shall have any further obligation under this Lease.

IN WITNESS WHEREOF, Lessor, Lessee and the Guarantors have executed this Lease, including any exhibits or schedules attached hereto as of the day and year first above written.

LESSOR

BARTMANNS, PERALES & DOLTER, LLC

By:	/s/ Bob Bartmanns
Title:	Manager

LESSOR’S ACKNOWLEDGMENT

STATE OF Okla	)
	)	ss.
COUNTY OF Tulsa	)

This instrument was acknowledged before me on Dec. 30, 2004, by Bob Bartmanns as Manager of BARTMANNS, PERALES & DOLTER, LLC, an Oklahoma limited liability company.

[Notary Seal]	/s/ Gloria J. Mitchell
Notary Public

My Commission Expires:

Commission No.:

LESSEE	LESSEE

Name: RUBICON TECHNOLOGY, INC.	Name:
Address: 9931 Franklin Avenue	Home Address:

City, State, Zip: Franklin Park, IL 60131	City, State, Zip:
Telephone: (847) 457-3610	Home Telephone:
Signature:

By:	/s/ Joe Cox
Name:	Joe Cox IV
Title:	President/ Vice President

LESSEE’S ACKNOWLEDGMENT

STATE OF	)
	)	ss.
COUNTY OF	)

This instrument was acknowledged before me on Dec. 23, 2004, by Joe Cox as President / Vice President of Rubicon Technology, Inc., a(n) corporation.

/s/ Scott Glickson
Notary Public

My Commission Expires:

Commission No.:                                                                                                               [Notary Seal]